Exhibit 10.2
SECOND AMENDMENT TO SUBLEASE

This Second Amendment to Sublease (“Second Amendment”), dated as of April 18, 2023 (“Effective Date”), is made by and between GENOMIC HEALTH, INC., a Delaware corporation (“Sublandlord”) and PULMONX CORPORATION, a Delaware corporation (“Subtenant” and collectively with Sublandlord, the “Parties”).
RECITALS
A.Pursuant to that certain Lease, dated as of December 27, 2019, by and between HCP LS Redwood City, LLC, a Delaware limited liability company, as “Landlord” (“Master Landlord”), and Sublandlord, as “Tenant” (“Master Lease”), Master Landlord leases to Sublandlord, and Sublandlord leases from Master Landlord, certain premises, consisting of approximately twenty-five thousand two hundred fifty-four (25,254) rentable square feet of space (“Master Lease Premises”), consisting of the entire approximately 25,254 square foot building located at 200 Chesapeake Drive, Redwood City, California and shown on Exhibit A attached to the Master Lease. The Master Lease Premises are more particularly described in the Master Lease.

B.Pursuant to that certain Sublease, dated as of April 8, 2020 (the “Original Sublease”), and as subsequently amended on September 10, 2020 (such amendment, the “First Amendment”), Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the entirety of the Master Lease Premises.

C.The Parties now desire to make certain additional amendments to the Original Sublease and the First Amendment, as applicable, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.Recitals. The Recitals set forth above are true and correct and are incorporated into the body of this Second Amendment as though set forth herein.

2.Defined Terms. Except as otherwise expressly provided herein, the capitalized terms used herein shall have the meanings set forth in the Original Sublease or the First Amendment, as applicable.

3.Early Termination. As of the Effective Date, Section 11 of the Original Sublease is hereby deleted in its entirety and replaced with the following:
“11.    Intentionally Deleted.”

4.Section 5.A. to First Amendment. As of the Effective Date, Section 5.A. of the First Amendment is hereby deleted in its entirety and replaced with the following:
“A.    Subtenant shall give Sublandlord written notice of its exercise of the option (“Exercise Notice”) to extend the Expansion Premises Sublease Term for the Expansion Premises Extended Term no earlier than twelve (12) months nor later than nine (9) months before the expiration of the Expansion Premises Sublease Term, time being of the essence. Within ten (10) days following receipt of Subtenant’s Exercise Notice, Sublandlord shall provide written notice to Subtenant accepting Subtenant’s request to extend the Expansion Premises Ending Date.”
5.Section 5.C. to First Amendment. As of the Effective Date, Section 5.C. of the First Amendment is hereby deleted in its entirety and replaced with the following:
“C.    Once Subtenant delivers the Exercise Notice to Sublandlord, such notice shall operate to extend the Expansion Premises Sublease Term and all terms and conditions of this Sublease shall apply to Subtenant’s lease of the Expansion Space during the Expansion Premises Extended Term, except that the monthly Base Rent payable by Subtenant with respect to the Expansion Premises for the Expansion Space Extended Term shall be as set forth in Section 8(a) of this First Amendment, there shall be no further rights to extend the Expansion Premises Sublease Term, and Sublandlord shall have no obligation to construct any improvements on, in or around the Expansion Premises or Suite 200 or in the Building or to provide any improvement allowance.”
6.Section 6 to First Amendment. As of the Effective Date, Section 6 of the First Amendment is hereby deleted in its entirety and replaced with the following:

“6. Extension of Sublease Term as to Suite 200. Subject to sooner termination as provided in the Original Sublease, as amended from time to time, the term of the Sublease as to Suite 200 shall be extended to expire contemporaneously with the Expansion Premises Ending Date or the expiration date of the Expansion Premises Extended Term, as applicable (the “Suite 200 Expiration Date”). “Expiration Date”, “ending date of the Sublease” or words of similar import as used in the Original Sublease shall mean, as to Suite 200, such date that is congruous with the Suite 200 Expiration Date, and all subject to sooner termination as provided in the Original Sublease, as amended from time to time. The monthly Base Rent to be paid by Subtenant to Sublandlord each month solely with respect to Suite 200 during the period commencing on June 1, 2023 and ending on the Suite 200 Expiration Date, shall be equal to Forty-Six Thousand One Hundred Ninety-Nine and 61/100 Dollars ($46,199.61).

7.Section 15(e) to First Amendment. As of the Effective Date, Section 15(e) of the First Amendment is hereby deleted in its entirety and replaced with the following:
“(e)    Intentionally Deleted.”

8.Section 18 to First Amendment. As of the Effective Date, Section 18 of the First Amendment is hereby deleted in its entirety and replaced with the following:
“18.    Intentionally Deleted.”

9.Condition Precedent to Effecting this Second Amendment. The effectiveness of the extension of the Sublease Term as to Suite 200 as provided herein is expressly conditioned upon Master Landlord’s consent. Sublandlord shall use commercially reasonable efforts to obtain such consent as soon as reasonably practicable prior to the execution of this Second Amendment by Sublandlord and Subtenant. “Master Landlord’s consent” shall mean the date upon which Master Landlord’s unconditional consent to this Second Amendment has been obtained or waived by Master Landlord.

10.Sublease Terms. Except as otherwise modified herein, the terms and conditions of the Original Sublease and First Amendment shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Second Amendment and the terms of the Original Sublease and/or the First Amendment, the terms of this Second Amendment shall prevail.

11.General.

11.1.Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original for all purposes and together shall constitute one instrument. Furthermore, Sublandlord and Subtenant agree that transmission of this Second Amendment via e-mail in a “PDF” format shall be deemed transmission of the original Second Amendment for all purposes.

11.2.Interpretation of Second Amendment Provisions. This Second Amendment shall not be construed either for or against Subtenant or Sublandlord but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

11.3.Entire Agreement. The Original Sublease (together with all exhibits attached thereto), as amended by that First Amendment and this Second Amendment, together with all exhibits attached thereto, and the Master Landlord’s consent to such Original Sublease and First Amendment, is the entire agreement between Sublandlord and Subtenant with respect to Suite 200 and the Expansion Premises, and there are no binding agreements or representations between Sublandlord and Subtenant except as expressed therein and herein. Any agreements, warranties or representations not expressly contained therein or herein shall in no way bind either Sublandlord or Subtenant, and Sublandlord and Subtenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in the documents referred to in the first sentence of this Section 11.3. No addition to, or modification of, any term or provision of the Sublease, shall be effective until and unless set forth in a written instrument signed by both Sublandlord and Subtenant.

11.4.Choice of Law. The terms and provisions of this Second Amendment shall be construed in accordance with, and governed by, the laws of the State of California without application of any choice of law provisions.

[Remainder of Page Intentionally Blank; Signature Page Follows]

    IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Second Amendment to be executed as of the day and year written below.

SUBLANDLORD:
GENOMIC HEALTH, INC.,
a Delaware Corporation
By: /s/ Jamie Page
Name: Jamie Page
Title: Sr. Director, REFS
Date: 4/23/2023

SUBTENANT:
PULMONX CORPORATION,
a Delaware corporation
By: /s/ Derrick Sung
Name: Derrick Sung
Title: Chief Financial Officer
Date: 5/31/2023